As filed with the Securities and Exchange Commission on August 2, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LendingClub Corporation (Exact name of registrant as specified in its charter)

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market St., Suite 200, San Francisco, California 94105
(Address of principal executive offices and zip code)

2014 Employee Stock Purchase Plan
(Full title of the plan)

Scott Sanborn
Chief Executive Officer
LendingClub Corporation
595 Market St., Suite 200
San Francisco, California 94105
(Name and address of agent for service)

(415) 930-7440
(Telephone number, including area code, of agent for service)

Copies to:

Brandon C. Parris	Jordan Cheng
Morrison & Foerster LLP	LendingClub Corporation
425 Market Street	595 Market Street, Suite 200
San Francisco, California 94105	San Francisco, California 94105
(415) 268-7000	(415) 930-7440
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

EXPLANATORY NOTE

LendingClub Corporation (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 1,197,460 additional shares of common stock under the Registrant’s 2014 Employee Stock Purchase Plan (the “ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares reserved for issuance under the ESPP on January 1, 2024. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on Form S-8 relating to the ESPP set forth herein are effective.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registrant’s effective registration statement on Form S-8 with respect to the ESPP filed with Commission on December 2, 2014 (File No. 333-200676), September 15, 2016 (File No. 333-213647), May 5, 2017 (File No. 333-217731), August 17, 2018 (File No. 333-226899), July 2, 2019 (File No. 333-232518), November 9, 2020 (File No. 333-249973), April 30, 2021 (File No. 333-255688), May 12, 2022 (File No. 333-264892) and May 2, 2023 (File No. 333-271576), as further supplemented by the information set forth below.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I will be delivered to the participants of the equity benefit plan covered by this Registration Statement as required by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Commission as part of this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Commission on February 16, 2024;

(b)
the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the Commission on May 1, 2024 and Form 10-Q for the quarter ended June 30, 2024 filed with the Commission on August 1, 2024;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on June 5, 2024 and June 12, 2024; and

(d)
the description of the Registrant’s common stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Commission on February 16, 2024, including any amendments or reports filed for the purpose of updating such descriptions.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities
Not applicable.

Item 5.	Interests of Named Experts and Counsel
Not applicable.

Item 6.	Indemnification of Officers and Directors
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors and officers for monetary damages for a breach of fiduciary duties as a director or officer, except liability:
•for any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders;
•for acts or omissions by a director or officer not in good faith or that involve intentional misconduct or a knowing violation of law;
•by a director under Section 174 of the Delaware General Corporation Law (regarding unlawful payment of dividends and stock repurchases or redemptions);
•for any transaction from which the director or officer derived an improper personal benefit; or
•for an officer in any action or in the right of the Registrant.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws also provide that:
•the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
•the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;
•the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and
•the rights conferred in the amended and restated bylaws are not exclusive.

The Registrant entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding indemnification.

Item 7.	Exemption From Registration Claimed
Not applicable.

Item 8.	Exhibits
See the attached Exhibit Index on the page immediately following the signature pages hereto, which is incorporated herein by reference.

Item 9.	Undertakings
(a)     The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20%

change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 2, 2024.

    LendingClub Corporation
    (Registrant)

By:	/s/ Scott Sanborn
Scott Sanborn
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of LendingClub Corporation, a Delaware corporation, do hereby constitute and appoint Scott Sanborn, Chief Executive Officer and Andrew LaBenne, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Sanborn	Chief Executive Officer and Director	August 2, 2024
Scott Sanborn	(Principal Executive Officer)

/s/ Andrew LaBenne	Chief Financial Officer	August 2, 2024
Andrew LaBenne	(Principal Financial Officer)

/s/ Fergal Stack	Corporate Controller	August 2, 2024
Fergal Stack	(Principal Accounting Officer)

/s/ Syed Faiz Ahmad	Director	August 2, 2024
Syed Faiz Ahmad

/s/ Stephen Cutler	Director	August 2, 2024
Stephen Cutler

/s/ Allan Landon	Director	August 2, 2024
Allan Landon

/s/ Timothy J. Mayopoulos	Director	August 2, 2024
Timothy J. Mayopoulos

/s/ John C. Morris	Director	August 2, 2024
John C. Morris

/s/ Kathryn S. Reimann	Director	August 2, 2024
Kathryn S. Reimann

/s/ Erin Selleck	Director	August 2, 2024
Erin Selleck

/s/ Janey Whiteside	Director	August 2, 2024
Janey Whiteside

/s/ Michael Zeisser	Director	August 2, 2024
Michael Zeisser

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Eighth Amended and Restated Certificate of Incorporation of LendingClub Corporation	10-Q	001-36771	3.1	August 1, 2024
4.2	Amended and Restated Bylaws of the Company, effective March 22, 2018	8-K/A	001-36771	3.1	June 22, 2018
4.3	Form of Common Stock Certificate of LendingClub Corporation	10-Q	001-36771	4.1	November 6, 2019
5.1	Legal Opinion of Morrison & Foerster LLP					X
23.1	Consent of Deloitte & Touche LLP					X
23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (See the signature page of this Registration Statement)					X
99.1	2014 Employee Stock Purchase Plan as amended and restated on June 11, 2024	10-Q	001-36771	10.1	August 1, 2024
107	Filing Fee Table					X